Exhibit 99.2

LEXINGTON REALTY TRUST TRADED: NYSE: LXP ONE PENN PLAZA, SUITE 4015 NEW YORK NY 10119-4015
Contact:
Investor or Media Inquiries for Lexington Realty Trust:
Heather Gentry, Senior Vice President of Investor Relations
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

NOT FOR IMMEDIATE RELEASE
September 4, 2018

LEXINGTON REALTY TRUST ANNOUNCES
DISPOSITION OF 21 OFFICE ASSETS FOR $726 MILLION TO JOINT VENTURE

Lexington’s Percentage of Industrial Assets Expected to Increase to 60%

New York, NY – September 4, 2018 – Lexington Realty Trust (NYSE: LXP) (“Lexington” or “the Company”), a real estate investment trust (REIT) focused on single-tenant industrial real estate investments, today announced that it disposed of a 21-office asset portfolio (“the Properties”) for $726 million at GAAP and cash capitalization rates of 8.6% and 8.1%, respectively to a joint venture between affiliates of Davidson Kempner Capital Management LP (“DKCM”) and Lexington. DKCM is a U.S.-registered investment firm based in New York with affiliate offices in London, Hong Kong and Dublin. Following the transaction, Lexington’s percentage of industrial assets based on consolidated revenue is expected to increase to 60% from 44% at year-end 2017.

T. Wilson Eglin, Chief Executive Officer of Lexington stated, “This transaction marks a major step forward as we execute on our strategy to efficiently recycle capital out of suburban office properties and concentrate our portfolio on single-tenant net-leased industrial properties. We intend to use transaction proceeds to continue to acquire high-quality industrial properties and repay our revolving credit facility and other debt, which we believe is the best path to create meaningful long-term shareholder value.”

Lexington received net cash proceeds of approximately $565 million at closing (with $38 million held in escrow for the Richmond, Virginia asset pending lender confirmation that it is a permitted transfer and $264 million held by a qualified section 1031 intermediary). The joint venture is 80% owned by affiliates of DKCM with Lexington retaining a 20% interest. Additionally, Lexington will collect asset management fees to manage the Properties and will participate in a promote structure created by the joint venture.

The Properties are 98.6% leased and are comprised of approximately 3.8 million square feet with a weighted-average remaining lease term of approximately 9.5 years and a weighted-average age of 23 years. For the six months ended June 30, 2018, GAAP and cash net operating income and Adjusted Company Funds from Operations available to all equityholders and unitholders – diluted

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(“Adjusted Company FFO”) for the Properties totaled approximately $30.7 million, $28.5 million and $27.9 million, respectively.

The joint venture is expected to assume approximately $57 million of non-recourse financing secured by the Richmond, Virginia asset. Additionally, the joint venture assumed approximately $46 million of non-recourse financing secured by the Charlotte, North Carolina asset and obtained a $363 million non-recourse mortgage loan secured by the remaining 19 assets, which provides for an additional $10.0 million of borrowings for future leasing activity. This new mortgage loan has an initial term of three years, but may be extended by the joint venture for two additional terms of one year each, and bears interest at a rate of one-month LIBOR plus 200 basis points, with an additional 15-basis points spread for each extension option. The joint venture purchased a two-year interest rate cap for the new mortgage, which caps one-month LIBOR at 4%.

A presentation with supplemental information on the transaction is available at www.lxp.com within the Investors section under the title Office Disposition – September 2018 Investor Presentation.

2018 Disposition Guidance Update

As a result of the transaction, Lexington’s revised disposition guidance for 2018 is expected to be up to an estimated $1 billion at average GAAP and cash capitalization rates of 8.7% and 8.3%, respectively. Year-to-date, the Company has completed $966 million of dispositions at average GAAP and cash capitalization rates of 8.5% and 8.1%, respectively.

2018 Earnings Guidance Update

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2018 will be within an expected range of $0.94 to $0.96.

Additionally, Lexington now estimates its Adjusted Company FFO for the year ended December 31, 2018 is expected to be within a range of $0.92 to $0.94 per diluted common share, which is a decrease from its previous guidance of $0.95 to $0.98 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations. Adjusted Company FFO is a non-GAAP financial measure, which is defined and reconciled later in this press release.

Dividend Update

Lexington intends to maintain its common share/unit dividend/distribution for each quarter ended September 30, 2018 and December 31, 2018. Commencing with the quarter ended March 31, 2019, the quarterly dividend/distribution paid in April 2019 is expected to be adjusted in-line with taxable

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income and to be within an estimated range of 55% to 65% of 2019 Adjusted Company FFO. All dividends are subject to authorization by Lexington’s Board of Trustees and subject to change based on Lexington’s transaction activity for the remainder of 2018 and into 2019.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased industrial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information or to follow Lexington on social media, visit www.lxp.com.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, including without limitation, the amount of such dividends, (2) Lexington's ability to achieve any guidance, including, without limitation, its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, (10) future impairment charges, and (11) completion of the disposition of the Richmond, Virginia property. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

Non-GAAP Financial Measures - Definitions
Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this press release and in other public disclosures.
Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which

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are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.
Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.
The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.
Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other non-property

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income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2018 EARNINGS GUIDANCE

	Twelve Months Ended
	December 31, 2018
	Range

Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.94	$0.96
Depreciation and amortization	0.71	0.71
Impact of capital transactions	(0.73)	(0.73)
Estimated Adjusted Company FFO per diluted common share	$0.92	$0.94

(1)Assumes all convertible securities are dilutive.

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